EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports Record Fourth-Quarter and Fiscal Year 2010 Results

•	2010 GAAP revenue grew 46% to $2.22 billion from $1.52 billion in 2009
•	2010 GAAP EPS growth of 401%, non-GAAP EPS growth of 84%
•	Q4 2010 GAAP revenue increased 70% over Q3 2010
•	Working capital improved by $258 million in 2010 with ending cash of $900 million

SAN JOSE, Calif., February 17, 2011 – SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced financial results for its 2010 fourth quarter and fiscal year which ended January 2, 2011.

($ Millions except per-share data)	4th Quarter 2010	3rd Quarter 2010	4th Quarter 2009	2010	2009
GAAP revenue	$937.1	$550.6	$547.9	$2,219.2	$1,524.3
GAAP gross margin	25.4%	20.4%	20.3%	23.0%	18.6%
GAAP net income	$152.3	$20.1	$8.5	$178.7	$32.5
GAAP net income per share	$1.44	$0.21	$0.09	$1.75	$0.35
Non-GAAP gross margin*	26.6%	22.3%	21.7%	24.8%	20.4%
Non-GAAP net income per share*	$1.36	$0.26	$0.47	$1.85	$1.01
Cash and cash equivalents				$900.4	$926.7
*A reconciliation of Non-GAAP to GAAP results is included at the end of this press release

“SunPower’s outstanding results in the fourth quarter and 2010 reflect strong execution of our strategy as we achieved annual revenue growth of 46% and materially exceeded the high end of our non-GAAP annual earnings per share guidance given at our Analyst Conference in November,” said Tom Werner, SunPower CEO.  “Operationally, we successfully integrated our acquisition of SunRay Renewable Ventures which significantly contributed to recognizing revenue on more than 100 megawatts (MW) of power plants in Europe in 2010.  We also increased our global dealer network to 1,500 partners and are on our way to 2,000 partners this year.  In addition, we commenced operations of our Fab 3 Malaysian joint venture and we are on track to produce more than a third of our solar cells at Fab 3 this year.  Due to the success of our accelerated cost reduction roadmap, we are on plan to achieve our efficiency-adjusted panel cost goal of $1.08 per watt in the fourth quarter of 2011. Given our strong 2010 performance, robust downstream demand and strong visibility, we are confident in our ability to deliver on our improved 2011 plan.”

Key milestones achieved by the company since the third quarter of 2010 include:

•	Announced agreement to sell 250 MW California Valley Solar Ranch power plant to NRG Solar

•	Executed industry’s first publicly-rated solar project bonds, approximately €195 million, and sold 72 MW Montalto Solar Park

•	Dedicated 1,400 MW Fab 3 joint venture in Malaysia with AU Optronics

•	Signed three power purchase agreements with Southern California Edison totaling 711 MW

•	Expanded global utility and power plant pipeline to more than 5 GW in 2010

•	Achieved record North American Commercial backlog – 90% booked for 2011

•	Awarded largest school contract in the US - 11 MW dc at 51 schools

•	Added approximately 500 partners to global dealer network in 2010 – exited year with 1,500 partners

“Our strong operating performance in the fourth quarter, coupled with our successful financing and sale of power plants globally, resulted in ending cash of more than $900 million in 2010,” said Dennis Arriola, SunPower CFO. “We enter 2011 with a strong balance sheet, ample liquidity and a continued focus on improving our cash flow from operations and working capital management.  Given the strong visibility of our 2011 revenue plan and our confidence in achieving our goals, we have hedged more than 65% of our expected European business at a rate of 1 euro to $1.34 U.S. dollars. As a result of the continued growth in our backlog of business, we have increased our revenue and earnings per share guidance for the first quarter and for full year 2011 from the forecast we provided at our Analyst Conference in November.”

2011 Guidance
	Q1 2011	FY 2011
Revenue ($MM)	$475 – $525	$2,800 – $2,950
Gross Margin (Non-GAAP)*	20% – 22%	20% – 22%
Gross Margin (GAAP)	19% – 21%	19% – 21%
Net Income per diluted share (Non-GAAP)*	$0.15 – $0.21	$2.00 – $2.20
Net Income (loss) per diluted share (GAAP)	$(0.09) – ($0.03)	$0.70 – $0.90
*A reconciliation of Non-GAAP to GAAP guidance is included at the end of this press release

All historical information included in the release reflects the company’s change in segment reporting that was instituted in the second quarter of 2010.

This press release contains both GAAP and non-GAAP financial information.  Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release.  Please note that the company has posted supplemental information and slides related to its fourth quarter 2010 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm.  The capacity of power plants in this release is described in approximate megawatts on an alternating current (ac) basis unless otherwise noted.

About SunPower
Founded in 1985, SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the planet's most powerful solar technology broadly available today. Residential, business, government and utility customers rely on the company's experience and proven results to maximize return on investment. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “on our way,” “on track,” “on plan,” “to deliver,” “agreement to,” “backlog,” “pipeline,” “continued,” “visibility,” “expected,” “guidance” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) expected growth of global dealer network in 2011; (b) production of solar cells at the Malaysian joint venture in 2011; (c) the company’s expectation it will reach its efficiency adjusted panel cost goal of $1.08 per watt by the fourth quarter of 2011; (d) the strong demand for the company’s products, the continued success of the company and its ability to deliver on its improved 2011 plan; (e) the company’s ability to execute, close and monetize (1) the sale of the 250 MW California Valley Solar Ranch project to NRG, (2) three solar projects in connection with the three power purchase agreements executed with Southern California Edison, (3) North American Commercial backlog, (4) the 11 MW school contract for 51 schools, and (5) global UPP pipeline of 5 GWac; (f) the strength of the company’s balance sheet and its ability to meet its liquidity needs; (g) the company’s ability to improve its cash flows from operations and improve its working capital management; (h) the company’s visibility into its 2011 revenue plan and ability to achieve its goals; (i) the company’s expected exposure to the Euro; (j) the company’s backlog and its ability to monetize the backlog in 2011; and (k) revenue, GAAP and non-GAAP gross margin, and GAAP and non-GAAP net income per diluted share guidance for the first fiscal quarter of 2011 and for the full fiscal year 2011.  Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) increasing competition in the industry and lower average selling prices; (ii) the company’s ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items; (iii) general business and economic conditions, including seasonality of the industry; (iv) growth trends in the solar power industry; (v) the continuation of governmental and related economic incentives promoting the use of solar power, particularly such incentives affecting the markets in which the company sells solar panels and constructs commercial systems and power plants; (vi) the company’s ability to increase or sustain its growth rate; (vii) the significant investment required to construct power plants and the company’s ability to sell or otherwise monetize power plants; (viii) fluctuations in the company’s operating results and its unpredictability, especially revenues from the UPP segment; (ix) the improved availability of financing arrangements for the company’s utilities projects and the company’s customers; (x) potential difficulties associated with operating the joint venture with AUO and integrating the SunRay business, and the company’s ability to achieve the anticipated synergies and manufacturing benefits from these transactions, including ramping Fab 3 according to plan; (xi) the company’s ability to remain competitive in its product offering while continuing to reduce costs; (xii) the company’s liquidity, substantial indebtedness, and its ability to obtain additional financing; (xiii) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals, and transmission access and upgrades; (xiv) manufacturing difficulties that could arise; (xv) the success of the company’s ongoing research and development efforts and the acceptance of the company’s new products and services;  (xvi) the company’s ability to protect its intellectual property;(xvii) company’s exposure to foreign exchange, credit and interest rate risk; (xviii) possible impairment of goodwill; (xix) possible consolidation of the joint venture AUO SunPower; and (xx) other risks described in the company’s Annual Report on Form 10-K for the year ended January 3, 2010 and Quarterly Report on Form 10-Q for the quarter ended October 3, 2010, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Segment Reporting Information

The UPP Segment refers to both our large-scale solar products and systems business including power plant project development and project sales, turn-key power plant EPC and O&M services, as well as components sales which includes large volume sales of solar panels and mounting systems to third parties. The R&C Segment refers to our solar equipment sales into the residential and small commercial market through our third-party global dealer network, as well as direct sales and EPC and O&M services installing rooftop and ground-mounted solar systems for the new homes, commercial and public sectors.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets and promissory notes, stock-based compensation and interest expense as well as exclude non-cash net gains (losses) on mark-to-market derivative instruments, share lending arrangement and changes in our equity investment in joint ventures, a gain on deconsolidation of consolidated subsidiary, and the related tax effects of these adjustments.  In addition, the presentation of non-GAAP gross margin and non-GAAP operating income includes the results of discontinued operations. Management does not consider these non-cash items in evaluating the core operational activities of SunPower.  Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower’s current performance.  Most analysts covering SunPower use the non-GAAP measures as well.  Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management.  In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods.  These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods

SunPower reports on a fiscal-year basis and ends its quarters on the Sunday closest to the end of the applicable calendar quarter, except in a 53-week fiscal year, in which case the additional week falls into the fourth quarter of that fiscal year. Fiscal year 2010 consists of 52 weeks while fiscal year 2009 consists of 53 weeks. The fourth quarter of fiscal 2010 ended on January 2, 2011 and the fourth quarter of fiscal 2009 ended on January 3, 2010.

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SunPower is a registered trademarks of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Jan. 2,	Jan. 3,
	2011	2010
		(1)
ASSETS

Cash and cash equivalents	$605,420	$615,879
Restricted cash and cash equivalents	256,299	310,658
Investments	38,720	172
Accounts receivable, net	381,200	248,833
Costs and estimated earnings in excess of billings	89,190	26,062
Inventories	313,398	202,301
Advances to suppliers	287,092	190,628
Prepaid expenses and other assets	371,228	181,264
Property, plant and equipment, net	578,620	682,344
Project assets - plants and land	46,106	15,617
Goodwill and other intangible assets, net	412,058	223,137

Total assets	$3,379,331	$2,696,895

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$382,884	$234,692
Accrued and other liabilities	268,836	190,830
Billings in excess of costs and estimated earnings	48,715	17,346
Bank loans	248,010	248,953
Convertible debt	591,923	536,574
Customer advances	181,529	92,120

Total liabilities	1,721,897	1,320,515

Stockholders' equity	1,657,434	1,376,380

Total liabilities and stockholders' equity	$3,379,331	$2,696,895

(1)  As adjusted to reflect the adoption of new accounting guidance for share lending arrangements that were executed in connection with the Company’s convertible debt offerings in fiscal 2007.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 2,	Oct. 3,	Jan. 3,	Jan. 2,	Jan. 3,
	2011	2010	2010	2011	2010
			(1)		(1)
Revenue:
Utility and power plants	$664,158	$257,803	$224,863	$1,186,054	$653,531
Residential and commercial	272,915	292,842	323,075	1,033,176	870,752
Total revenue	937,073	550,645	547,938	2,219,230	1,524,283

Cost of revenue:
Utility and power plants	487,148	212,526	173,239	908,326	526,850
Residential and commercial	212,211	225,534	263,722	801,011	713,713
Total cost of revenue	699,359	438,060	436,961	1,709,337	1,240,563

Gross margin	237,714	112,585	110,977	509,893	283,720

Operating expenses:
Research and development	14,095	13,382	8,575	49,090	31,642
Selling, general and administrative	88,265	91,015	59,733	321,936	190,244

Total operating expenses	102,360	104,397	68,308	371,026	221,886

Operating income	135,354	8,188	42,669	138,867	61,834

Other income (expense):
Gain on deconsolidation of consolidated subsidiary	-	36,849	-	36,849	-
Gain (loss) on change in equity interest in unconsolidated investee	(270)	-	-	28,078	-
Gain (loss) on mark-to-market derivatives	6,879	(2,967)	-	35,764	21,193
Gain on share lending arrangement	24,000	-	-	24,000
Interest and other income (expense), net	(8,077)	(25,973)	(11,565)	(80,145)	(39,407)

Other income (expense), net	22,532	7,909	(11,565)	44,546	(18,214)

Income from continuing operations before income taxes and equity in earnings of unconsolidated investees	157,886	16,097	31,104	183,413	43,620

Provision for income taxes	(3,882)	(3,376)	(25,485)	(23,375)	(21,028)
Equity in earnings (loss) of unconsolidated investees	(4,128)	5,825	2,924	6,845	9,929

Income from continuing operations	149,876	18,546	8,543	166,883	32,521
Income from discontinued operations, net of taxes	2,375	1,570	-	11,841	-

Net income	$152,251	$20,116	$8,543	$178,724	$32,521

Net income per share of class A and class B common stock:
Net income per share – basic:
Continuing operations	$1.56	$0.19	$0.09	$1.74	$0.36
Discontinued operations	0.02	0.02	-	0.13	-
Net income per share – basic	$1.58	$0.21	$0.09	$1.87	$0.36
Net income per share – diluted:
Continuing operations	$1.42	$0.19	$0.09	$1.64	$0.35
Discontinued operations	0.02	0.02	-	0.11	-
Net income per share – diluted	$1.44	$0.21	$0.09	$1.75	$0.35

Weighted-average shares:
- Basic	96,081	95,840	94,910	95,660	91,050
- Diluted	106,431	105,648	96,447	105,698	92,746

(1)  As adjusted to reflect the adoption of new accounting guidance for share lending arrangements that were executed in connection with the Company’s convertible debt offerings in fiscal 2007.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 2,	Oct. 3,	Jan. 3,	Jan. 2,	Jan. 3,
	2011	2010	2010	2011	2010
			(1)		(1)
Cash flows from operating activities:
Net income	$152,251	$20,116	$8,543	$178,724	$32,521
Less: Income from discontinued operations, net of taxes	2,375	1,570	-	11,841	-
Income from continuing operations	$149,876	$18,546	$8,543	$166,883	$32,521
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Stock-based compensation	16,308	15,665	12,790	54,372	46,994
Depreciation	26,512	26,407	24,282	102,192	84,630
Amortization of other intangible assets	10,438	11,578	4,178	38,477	16,474
Impairment (gain on sale) of investments	802	-	(554)	(770)	1,443
Loss (gain) on mark-to-market derivatives	(6,879)	2,967	-	(35,764)	(21,193)
Non-cash interest expense	8,441	6,407	5,873	30,616	22,582
Debt issuance costs	14,396	2,240	687	18,426	3,141
Amortization of promissory notes	2,113	6,022	-	11,054	-
Loss (gain) on change in equity interest in unconsolidated investee	270	-	-	(28,078)	-
Gain on deconsolidation of consolidated subsidiary	-	(36,849)	-	(36,849)	-
Gain on share lending arrangement	(24,000)	-	-	(24,000)	-
Equity in (earnings) loss of unconsolidated investees	4,128	(5,825)	(2,924)	(6,845)	(9,929)
Excess tax benefits from stock-based award activity	524	3,067	(12,937)	(237)	(20,064)
Deferred income taxes and other tax liabilities	(2,819)	6,489	26,998	15,889	12,238
Changes in operating assets and liabilities, net of effect of acquisition and divestiture:
Accounts receivable	(128,305)	(45,541)	(7,225)	(132,184)	(50,510)
Costs and estimated earnings in excess of billings	17,275	(48,155)	47,602	(63,444)	5,610
Inventories	(30,324)	(11,962)	25,964	(114,534)	53,740
Project assets	135,581	(98,362)	-	(10,687)	-
Prepaid expenses and other assets	74,255	30,541	(6,476)	(2,519)	(13,091)
Advances to suppliers	(97,732)	(2,085)	(53,068)	(96,060)	(27,894)
Accounts payable and other accrued liabilities	(61,140)	98,351	15,265	157,993	2,123
Billings in excess of costs and estimated earnings	32,322	6,557	(130)	33,591	919
Customer advances	98,604	(8,912)	(4,770)	90,643	(18,409)
Net cash provided by (used in) operating activities of continuing operations	240,646	(22,854)	84,098	168,165	121,325
Net cash provided by (used in) operating activities of discontinued operations	2,376	(4,618)	-	(1,593)	-
Net cash provided by (used in) operating activities	243,022	(27,472)	84,098	166,572	121,325

Cash flows from investing activities:
Decrease (increase) in restricted cash and cash equivalents	(70,229)	72,927	10,128	(5,555)	(135,455)
Purchases of property, plant and equipment	(14,529)	(4,331)	(18,187)	(119,152)	(167,811)
Proceeds from sale of equipment to third-party	-	2,409	83	5,284	9,961
Cash decrease due to deconsolidation of consolidated subsidiary	-	(12,879)	-	(12,879)	-
Purchases of available-for-sale securities	(40,132)	-	-	(40,132)	-
Proceeds from sales or maturities of available-for-sale securities	-	-	9,604	1,572	39,149
Cash paid for acquisitions, net of cash acquired	-	-	-	(272,699)	-
Cash paid for investments in other non-public companies	(14,001)	(2,180)	(903)	(17,799)	(2,403)
Net cash provided by (used in) investing activities of continuing operations	(138,891)	55,946	725	(461,360)	(256,559)
Net cash provided by investing activities of discontinued operations	-	51,658	-	33,950	-
Net cash provided by (used in) investing activities	(138,891)	107,604	725	(427,410)	(256,559)

Cash flows from financing activities:
Proceeds from issuance of bank loans, net of issuance costs	214,655	-	55,521	214,655	193,256
Proceeds from issuance of convertible debt, net of issuance costs	-	-	-	244,241	225,018
Proceeds from issuance of project loans, net of issuance costs	262,315	51,189	-	318,638	-
Assumption of project loans by customers	(275,735)	(57,732)	-	(333,467)	-
Proceeds from offering of class A common stock, net of offering expenses	-	-	-	-	218,781
Proceeds from sale of claim in connection with share lending arrangement	24,000	-	-	24,000	-
Repayment of bank loans	-	(33,646)	-	(63,646)	-
Cash paid for repurchased convertible debt	-	(143,804)	-	(143,804)	(75,636)
Cash paid for bond hedge	-	-	-	(75,200)	-
Cash paid for purchased options	-	-	-	-	(97,336)
Proceeds from warrant transactions	-	-	-	61,450	71,001
Proceeds from exercise of stock options	197	324	121	867	1,529
Excess tax benefits from stock-based award activity	(524)	(3,067)	12,937	237	20,064
Purchases of stock for tax withholding obligations on vested restricted stock	(1,150)	(562)	(619)	(3,689)	(4,327)
Net cash provided by (used in) financing activities of continuing operations	223,758	(187,298)	67,960	244,282	552,350
Net cash provided by financing activities of discontinued operations	-	-	-	17,059	-
Net cash provided by (used in) financing activities	223,758	(187,298)	67,960	261,341	552,350

Effect of exchange rate changes on cash and cash equivalents	(3,681)	5,410	(9,030)	(10,962)	(3,568)
Net increase (decrease) in cash and cash equivalents	324,208	(101,756)	143,753	(10,459)	413,548
Cash and cash equivalents at beginning of period	281,212	382,968	472,126	615,879	202,331
Cash and cash equivalents at end of period	605,420	281,212	615,879	605,420	615,879
Less: Cash and cash equivalents of discontinued operations	-	-	-	-	-
Cash and cash equivalents of continuing operations, end of period	$605,420	$281,212	$615,879	$605,420	$615,879

Non-cash transactions:
Property, plant and equipment acquisitions funded by liabilities	$5,937	$4,382	$28,914	$5,937	$28,914
Non-cash interest expense capitalized and added to the cost of qualified assets	3,006	1,856	508	5,957	4,964
Proceeds from issuance of bond, net of issuance costs	29,538	-	-	29,538	-
Issuance of common stock for purchase acquisition	-	-	-	-	1,471

(1)  As adjusted to reflect the adoption of new accounting guidance for share lending arrangements that were executed in connection with the Company’s convertible debt offerings in fiscal 2007.

(In thousands, except per share data)
	THREE MONTHS ENDED			TWELVE MONTHS ENDED		THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 2,	Oct. 3,	Jan. 3,	Jan. 2,	Jan. 3,	Jan. 2,	Oct. 3,	Jan. 3,	Jan. 2,	Jan. 3,
	2011	2010	2010	2011	2010	2011	2010	2010	2011	2010
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$237,714	$112,585	$110,977	$509,893	$283,720	$249,195	$123,398	$118,661	$554,016	$311,654
Operating income	$135,354	$8,188	$42,669	$138,867	$61,834	$168,986	$45,192	$60,271	$260,736	$128,041
Net income per share of class A and class B common stock:
-Basic	$1.58	$0.21	$0.09	$1.87	$0.36	$1.49	$0.27	$0.48	$1.97	$1.03
-Diluted	$1.44	$0.21	$0.09	$1.75	$0.35	$1.36	$0.26	$0.47	$1.85	$1.01

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets and promissory notes, stock-based compensation and interest expense as well as exclude non-cash net gains (losses) on mark-to-market derivative instruments, share lending arrangement and changes in our equity investment in joint ventures, a gain on deconsolidation of consolidated subsidiary, and the related tax effects of these adjustments. In addition, the presentation of non-GAAP gross margin and non-GAAP operating income includes the results of discontinued operations. The specific non-GAAP measures listed below are gross margin, operating income and net income per share. Management believes that each of these non-GAAP measures (gross margin, operating income and net income per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these non-cash items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of amortization of intangible assets and promissory notes, stock-based compensation, interest expense, net gains (losses) on mark-to-market derivative instruments, share lending arrangement and changes in our equity investment in joint ventures, a gain on deconsolidation of consolidated subsidiary, and the presentation of the results of discontinued operations. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the Company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

o  Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the Company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash charges including amortization of intangible assets, stock-based compensation and interest expense. In addition, the presentation of non-GAAP gross margin includes the results of discontinued operations. This non-GAAP financial measure is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower’s revenue generation performance relative to the direct costs of revenue of its core businesses.

o  Non-GAAP operating income. The use of this non-GAAP financial measure allows management to evaluate the operating results of the Company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash charges including amortization of intangible assets and promissory notes, stock-based compensation and interest expense. In addition, the presentation of non-GAAP operating income includes the results of discontinued operations. Non-GAAP operating income is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of the Company’s core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

o  Non-GAAP net income per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess the Company's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets and promissory notes, stock-based compensation, interest expense, net gains (losses) on mark-to-market derivative instruments, share lending arrangement and changes in our equity investment in joint ventures, a gain on deconsolidation of consolidated subsidiary, and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare SunPower's operating results on a more consistent basis against that of other companies in the industry. It should be noted that diluted weighted-average shares are determined on a GAAP basis and the resulting share count is used for computing both GAAP and Non-GAAP diluted net income per share.

Non-Cash Items

o  Amortization of intangible assets. SunPower incurs amortization of intangible assets as a result of acquisitions, which includes in-process research and development, patents, project assets, purchased technology and trade names. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

o  Amortization of promissory notes. Included in the total consideration for the acquisition of SunRay completed on March 26, 2010 is $14 million in promissory notes to SunRay’s management shareholders issued by SunPower. Since the vesting and payment of the promissory notes are contingent on future employment, the promissory notes are considered deferred compensation and therefore are not included in the purchase price allocated to the net assets acquired. SunPower excludes this non-cash charge over the service period required under the terms of the promissory notes because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Non-cash interest expense. SunPower separately accounted for the liability and equity components of its convertible debt issued in 2007 in a manner that reflected interest expense equal to its non-convertible debt borrowing rate. Under new accounting guidance effective in the first quarter of 2010, SunPower measured the two existing share lending arrangements entered into in connection with its convertible debt issued in 2007 at fair value and amortized the imputed share lending costs in current and prior periods. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 1.25% senior convertible debentures and 0.75% senior convertible debentures.

In addition, SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in April 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. Excluding this data provides investors with a basis to compare the Company’s performance against the performance of other companies without non-cash interest expense.

o  Gain on deconsolidation of consolidated subsidiary.  SunPower’s joint venture transaction with AU Optronics Singapore Pte. Ltd. closed on July 5, 2010, the first day of the third quarter of 2010. Under the joint venture agreement SunPower’s equity interest in SunPower Malaysia Manufacturing Sdn. Bhd., formerly a wholly-owned subsidiary, was reduced to 50% and the entity was renamed AUO SunPower Sdn. Bhd. (“AUOSP”). Each investor has a 50% equity ownership in the joint venture. As a result of the shared power arrangement SunPower deconsolidated AUOSP. SunPower recognized a $36.8 million non-cash gain from the deconsolidation of the consolidated subsidiary in the third quarter of 2010. SunPower excluded the non-cash gain from its non-GAAP results because it was not realized in cash and it is not reflective of the Company’s ongoing financial results. Excluding this data provides investors with a basis to compare the Company’s performance against the performance of other companies without non-cash income from a gain on deconsolidation and fair value recognition of the equity interest in AUOSP.

o  Gain (loss) on change in equity interest in unconsolidated investee. On June 30, 2010, Woongjin Energy Co., Ltd completed its initial public offering and the sale of 15.9 million new shares of common stock. SunPower did not participate in this common stock issuance by Woongjin Energy. As a result of the new common stock issuance by Woongjin Energy in the IPO, SunPower’s percentage equity interest in Woongjin Energy decreased from 42.1% to 31.3% of Woongjin Energy’s issued and outstanding shares of common stock. In connection with the IPO, SunPower recognized a non-cash gain of $28.3 million representing the excess of the IPO price over SunPower’s per share carrying value of its shares.

On October 20, 2010, First Philec Solar Corporation issued 0.5 million new shares of common and preferred stock to current investors. SunPower participated in the share issuance but did not receive a proportionate number of shares to maintain its previously reported equity interest. As a result of the new stock issuance by First Philec, SunPower’s percentage equity interest in First Philec decreased from 20.1% to 14.5% of First Philec’s issued and outstanding shares of common and preferred stock. SunPower recognized a non-cash loss of $0.3 million representing the excess of SunPower’s per share carrying value of its shares over the average price of the additional shares issued in October 2010.

SunPower excluded the $28.3 million gain and $0.3 million loss in the second and fourth quarters of 2010, respectively, from its non-GAAP results because it was not realized in cash and it is not reflective of the Company’s ongoing financial results. Excluding this data provides investors with a basis to compare the Company’s performance against the performance of other companies without non-cash income or loss from a gain (loss) on change in the Company’s equity interest in unconsolidated investees.

o Gain (loss) on mark-to-market derivative instruments. In connection with the issuance of its 4.5% senior cash convertible debentures in April 2010, SunPower entered into certain convertible debenture hedge and warrant transactions with respect to its class A common stock intended to reduce the potential cash payments that would occur upon conversion of the debentures. The convertible debenture hedge and warrant transactions consisting of call option instruments are deemed to be mark-to-market derivatives until such transactions settle or expire. In addition, the embedded cash conversion option of the debt is deemed to be a mark-to-market derivative instrument during the period in which the cash convertible debt remains outstanding. Finally, the over-allotment option in favor of the debenture underwriters is deemed a mark-to-market derivative instrument during the period the over-allotment option remained unexercised. SunPower excluded the $6.9 million net gain in the fourth quarter 2010, $3.0 million net loss in the third quarter 2010, $34.1 million net gain in the second quarter 2010, and $2.2 million net loss in the first quarter 2010, relating to the above mentioned derivative instruments from its non-GAAP results because it was not realized in cash and it is not reflective of the Company’s ongoing financial results. Excluding this data provides investors with a basis to compare the Company’s performance against the performance of other companies without a net non-cash gain (loss) on mark-to-market derivative instruments.

In connection with the issuance of its 4.75% senior convertible debentures in May 2009, SunPower entered into certain convertible debenture hedge transactions with respect to its class A common stock intended to reduce the potential dilution that would occur upon conversion of the debentures. The convertible debenture hedge transactions consisting of call option instruments are deemed to be a mark-to-market derivative during the period in which the over-allotment option in favor of the debenture underwriters was unexercised. During the one-day period that the underwriters’ over-allotment option was outstanding, SunPower’s class A common stock price increased substantially. SunPower excluded the $21.2 million gain in the second quarter 2009 relating to the purchased options from its non-GAAP results because it was not realized in cash and it is not reflective of the Company’s ongoing financial results. Excluding this data provides investors with a basis to compare the Company’s performance against the performance of other companies without non-cash income from a gain on purchased options.

o Gain on share lending arrangement. The Company loaned 2.9 million shares of its class A common stock to Lehman Brothers International (Europe) Limited (“LBIE”) in 2007. In connection with the bankruptcy filing of LBIE on September 15, 2008 the Company recorded a $213.4 million non-cash loss in the third quarter of 2008. In the fourth quarter of 2010, the Company entered into an assignment agreement with Deutsche Bank AG – London Branch under which the Company assigned to Deutsche Bank its claims against LBIE in connection with the share lending arrangement for cash proceeds of $24.0 million. The Company had excluded the $213.4 million non-cash loss in the third quarter of 2008 from its non-GAAP results of operations. The Company has also excluded the $24.0 million cash received from the sale of its claim against LBIE to Deutsche Bank. Excluding the data related to the share lending arrangement provides investors with a basis to compare the Company’s performance against the performance of other companies without such non-operational transactions.

o  Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income per share.

o  Income from discontinued operations, net of taxes. In connection with SunPower’s acquisition of SunRay on March 26, 2010, it acquired an already completed and operating solar power plant owned by SunRay. In the period in which an asset of SunPower is classified as held-for-sale, it is required to present the related assets, liabilities and results of operations associated with that asset as discontinued operations in its financial statements in accordance with GAAP. During the second and third quarter 2010, SunPower generated electricity revenue and incurred costs and expenses associated with this owned asset. The presentation of SunPower’s Consolidated Statements of Operations discloses the results of operations of the solar power plant as a one line item classification as discontinued operations in accordance with GAAP. As such, the presentation of GAAP gross margin and GAAP operating income in the second and third quarter 2010 excludes the results of these discontinued operations. SunPower reclassified the results of the solar power plant operations from the one line discontinued operations classification for GAAP purposes to the natural account classifications (revenue, etc.) within non-GAAP gross margin and non-GAAP operating income. SunPower believes this reclassification of the solar power plant’s results of operations provides an appropriate representation of the results of SunPower's operations during the quarter in operating a solar power plant.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED						TWELVE MONTHS ENDED
	Jan. 2,		Oct. 3,		Jan. 3,		Jan. 2,		Jan. 3,
	2011		2010		2010		2011		2010

GAAP utility and power plants gross margin	$177,010	27%	$45,277	18%	$51,624	23%	$277,728	23%	$126,681	19%
Amortization of intangible assets	353		946		683		2,762		2,732
Stock-based compensation expense	2,343		2,442		1,718		7,608		5,808
Non-cash interest expense	4,443		293		257		5,412		1,231
Discontinued operations	-		3,176		-		11,081		-
Non-GAAP utility and power plants gross margin	$184,149	28%	$52,134	20%	$54,282	24%	$304,591	25%	$136,452	21%

GAAP residential and commercial gross margin	$60,704	22%	$67,308	23%	$59,353	18%	$232,165	22%	$157,039	18%
Amortization of intangible assets	1,650		1,745		2,124		7,644		8,465
Stock-based compensation expense	2,362		1,941		2,525		8,121		8,190
Non-cash interest expense	330		270		377		1,495		1,508
Non-GAAP residential and commercial gross margin	$65,046	24%	$71,264	24%	$64,379	20%	$249,425	24%	$175,202	20%

GAAP total gross margin	$237,714	25%	$112,585	20%	$110,977	20%	$509,893	23%	$283,720	19%
Amortization of intangible assets	2,003		2,691		2,807		10,406		11,197
Stock-based compensation expense	4,705		4,383		4,243		15,729		13,998
Non-cash interest expense	4,773		563		634		6,907		2,739
Discontinued operations	-		3,176		-		11,081		-
Non-GAAP total gross margin	$249,195	27%	$123,398	22%	$118,661	22%	$554,016	25%	$311,654	20%

GAAP operating income	$135,354		$8,188		$42,669		$138,867		$61,834
Amortization of intangible assets	10,438		11,578		4,178		38,477		16,474
Stock-based compensation expense	16,308		15,665		12,790		54,372		46,994
Amortization of promissory notes	2,113		6,022		-		11,054		-
Non-cash interest expense	4,773		563		634		6,907		2,739
Discontinued operations	-		3,176		-		11,059		-
Non-GAAP operating income	$168,986		$45,192		$60,271		$260,736		$128,041

NET INCOME PER SHARE:
	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 2,	Oct. 3,	Jan. 3,	Jan. 2,	Jan. 3,
	2011	2010	2010	2011	2010

Basic:
GAAP net income per share	$1.58	$0.21	$0.09	$1.87	$0.36
Reconciling items:
Amortization of intangible assets	0.10	0.12	0.04	0.39	0.18
Stock-based compensation expense	0.16	0.16	0.13	0.56	0.51
Amortization of promissory notes	0.02	0.06	-	0.12	-
Non-cash interest expense	0.09	0.07	0.06	0.32	0.25
Gain on deconsolidation of consolidated subsidiary	-	(0.38)	-	(0.39)	-
Gain (loss) on change in equity interest in unconsolidated investee	-	-	-	(0.29)	-
Mark-to-market derivatives	(0.07)	0.03	-	(0.37)	(0.23)
Gain on share lending arrangement	(0.23)	-	-	(0.25)	-
Tax effect	(0.16)	0.00	0.16	0.01	(0.04)

Non-GAAP net income per share	$1.49	$0.27	$0.48	$1.97	$1.03

Diluted:
GAAP net income per share	$1.44	$0.21	$0.09	$1.75	$0.35
Reconciling items:
Amortization of intangible assets	0.10	0.11	0.04	0.37	0.18
Stock-based compensation expense	0.16	0.15	0.13	0.52	0.51
Amortization of promissory notes	0.02	0.06	-	0.10	-
Non-cash interest expense	0.08	0.06	0.06	0.29	0.24
Gain on deconsolidation of consolidated subsidiary	-	(0.36)	-	(0.35)	-
Gain (loss) on change in equity interest in unconsolidated investee	-	-	-	(0.27)	-
Mark-to-market derivatives	(0.06)	0.03	-	(0.34)	(0.23)
Gain on share lending arrangement	(0.23)	-	-	(0.23)	-
Tax effect	(0.15)	0.00	0.15	0.01	(0.04)

Non-GAAP net income per share	$1.36	$0.26	$0.47	$1.85	$1.01

Weighted-average shares:

GAAP net income per share:
- Basic	96,081	95,840	94,910	95,660	91,050
- Diluted	106,431	105,648	96,447	105,698	92,746

Non-GAAP net income per share:
- Basic	96,081	95,840	94,910	95,660	91,050
- Diluted	106,431	105,648	96,447	105,698	92,746

2011 GUIDANCE:	Q1 2011	FY2011
Revenue	$475,000-$525,000	$2,800,000-$2,950,000
Gross margin (non-GAAP)	20%-22% (a)	20%-22% (b)
Gross margin (GAAP)	19%-21%	19%-21%
Net income per diluted share (non-GAAP)	$0.15-$0.21 (c)	$2.00-$2.20 (d)
Nt income (loss) per diluted share (GAAP)	$(0.09)-($0.03)	$0.70-$0.90

(a) Estimated non-GAAP amounts above for Q1 2011 reflect adjustments that exclude the estimated amortization of intangible assets of approximately $0.07-$0.13 million, estimated stock-based compensation expense of approximately $4.31-$4.49 million and estimated non-cash interest expense of approximately $0.68-$0.75 million.
(b) Estimated non-GAAP amounts above for 2011 reflect adjustments that exclude the estimated amortization of intangible assets of approximately $0.30-$0.50 million, estimated stock-based compensation expense of approximately $17.96-$18.24 million and estimated non-cash interest expense of approximately $2.70-$3.00 million.
(c) Estimated non-GAAP amounts above for Q1 2011 reflect adjustments that exclude the estimated amortization of intangible assets of approximately $6.75-$7.00 million, estimated stock-based compensation expense of approximately $15.50-$15.75 million, estimated non-cash interest expense of approximately $7.00-$7.75 million and amortization of promissory notes of approximately $0.75 million.
(d) Estimated non-GAAP amounts above for 2011 reflect adjustments that exclude the estimated amortization of intangible assets of approximately $27.00-$28.00 million, estimated stock-based compensation expense of approximately $62.00-$63.00 million, estimated non-cash interest expense of approximately $28.00-$31.00 million and amortization of promissory notes of approximately $3.00 million.

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

SUPPLEMENTAL DATA
(In thousands)

THREE MONTHS ENDED

	January 2, 2011
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Other income (expense), net	Provision for income taxes	Income from discontinued operations, net of taxes
Amortization of intangible assets	$-	$-	$353	$1,650	$-	$8,435	$-	$-	$-
Stock-based compensation expense	-	-	2,343	2,362	1,733	9,870	-	-	-
Amortization of promissory notes	-	-	-	-	-	2,113	-	-	-
Non-cash interest expense	-	-	4,443	330	-	-	3,668	-	-
Loss on change in equity interest in unconsolidated investee	-	-	-	-	-	-	270	-	-
Mark-to-market derivatives	-	-	-	-	-	-	(6,879)	-	-
Gain on share lending arrangement	-	-	-	-	-	-	(24,000)	-	-
Tax effect	-	-	-	-	-	-	-	(15,583)	-
Discontinued operations	-	-	-	-	-	-	3,462	(1,087)	(2,375)
	$-	$-	$7,139	$4,342	$1,733	$20,418	$(23,479)	$(16,670)	$(2,375)

	October 3, 2010
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Other income (expense), net	Provision for income taxes	Income from discontinued operations, net of taxes
Amortization of intangible assets	$-	$-	$946	$1,745	$-	$8,887	$-	$-	$-
Stock-based compensation expense	-	-	2,442	1,941	1,886	9,396	-	-	-
Amortization of promissory notes	-	-	-	-	-	6,022	-	-	-
Non-cash interest expense	-	-	293	270	-	-	5,844	-	-
Gain on deconsolidation of consolidated subsidiary	-	-	-	-	-	-	(36,849)	-	-
Mark-to-market derivatives	-	-	-	-	-	-	2,967	-	-
Tax effect	-	-	-	-	-	-	-	377	-
Discontinued operations	3,176	-	-	-	-	-	(887)	(719)	(1,570)
	$3,176	$-	$3,681	$3,956	$1,886	$24,305	$(28,925)	$(342)	$(1,570)

	January 3, 2010
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Other income (expense), net	Provision for income taxes	Income from discontinued operations, net of taxes
Amortization of intangible assets	$-	$-	$683	$2,124	$-	$1,371	$-	$-	$-
Stock-based compensation expense	-	-	1,718	2,525	1,647	6,900	-	-	-
Non-cash interest expense	-	-	257	377	-	-	5,239	-	-
Tax effect	-	-	-	-	-	-	-	14,540	-
	$-	$-	$2,658	$5,026	$1,647	$8,271	$5,239	$14,540	$-

TWELVE MONTHS ENDED

	January 2, 2011
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential andcommercial	Research and development	Selling, general and administrative	Other income (expense), net	Provision for income taxes	Income from discontinued operations, net of taxes
Amortization of intangible assets	$-	$-	$2,762	$7,644	$-	$28,071	$-	$-	$-
Stock-based compensation expense	-	-	7,608	8,121	7,555	31,088	-	-	-
Amortization of promissory notes	-	-	-	-	-	11,054	-	-	-
Non-cash interest expense	-	-	5,412	1,495	-	-	23,709	-	-
Gain on deconsolidation of consolidated subsidiary	-	-	-	-	-	-	(36,849)	-	-
Gain on change in equity interest in unconsolidated investee	-	-	-	-	-	-	(28,078)	-	-
Mark-to-market derivatives	-	-	-	-	-	-	(35,764)	-	-
Gain on share lending arrangement	-	-	-	-	-	-	(24,000)	-	-
Tax effect	-	-	-	-	-	-	-	662	-
Discontinued operations	11,081	-	-	-	-	(22)	6,202	(5,420)	(11,841)
	$11,081	$-	$15,782	$17,260	$7,555	$70,191	$(94,780)	$(4,758)	$(11,841)

	January 3, 2010
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Other income (expense), net	Provision for income taxes	Income from discontinued operations, net of taxes
Amortization of intangible assets	$-	$-	$2,732	$8,465	$-	$5,277	$-	$-	$-
Stock-based compensation expense	-	-	5,808	8,190	6,296	26,700	-	-	-
Non-cash interest expense	-	-	1,231	1,508	-	-	19,843	-	-
Mark-to-market derivatives	-	-	-	-	-	-	(21,193)	-	-
Tax effect	-	-	-	-	-	-	-	(3,702)	-
	$-	$-	$9,771	$18,163	$6,296	$31,977	$(1,350)	$(3,702)	$-